Exhibit 99.3

STOCK REDEMPTION AGREEMENT

     This Stock Redemption Agreement (the “Agreement”) is dated as of the 23rd day of December, 2003 (the “Effective Date”), by and between MORTON INDUSTRIAL GROUP, INC., a Georgia corporation (the “Company”), and WI PRODUCTS, INC., an Ohio corporation formerly known as Worthington Custom Plastics, Inc. (the “Stockholder”).

     1.     RECITALS: This Agreement is made with reference to the following facts and objectives:

A. The Stockholder is the beneficial owner and holder of record of 10,000 shares of the Company’s Series 1999A Preferred Stock, no par value (the “Subject Stock”).

B. Under the terms of the designation of preferences, limitations and relative rights (the “Designation of Rights”) of the Subject Stock, the Company is to purchase or redeem all of the shares of the Subject Stock five years after the date of initial issuance of any of such shares and pay the holders of the shares so purchased or redeemed an amount (the “Stated Redemption Amount”) equal to $1,000 per share plus the unpaid accumulated dividends accrued thereon (including such dividends which have accrued but not been declared).

C. In connection with the resolution and settlement of the disputes now pending as to the Company, the Stockholder and Worthington Industries, Inc., an Ohio corporation which is the ultimate parent of the Stockholder (“Worthington Industries”), in the litigation (the “Litigation”) entitled Worthington Industries, Inc. and W.I. Products, Inc., f/k/a Worthington Custom Plastics, Inc. v. Morton Industrial Group, Inc. and Morton Custom Plastics, Inc., Case No. C2-00-504, filed in the United States District Court for the Southern District of Ohio-Eastern Division, the Company and the Stockholder desire to provide for an accord and satisfaction in respect of the Stated Redemption Amount which would otherwise be payable by the Company to the Stockholder, pursuant to which (i) the Stockholder shall sell, and the Company shall purchase and redeem, the Subject Stock at the price and on the terms and conditions hereinafter provided, and (ii) the Company shall purchase from Worthington Industries, and Worthington Industries shall sell to the Company, raw steel over a three-year term commencing January 1, 2004, on the terms and conditions set forth in that certain Steel Supply Agreement dated as of the Effective Date (the “Steel Supply Agreement”).

D. The execution and delivery of this Agreement by each of the Company and the Stockholder is a condition precedent to the closing of the transactions contemplated by that certain Settlement Agreement, dated as of

November 20, 2003 (the “Settlement Agreement”), between the Stockholder and Worthington Industries and the Company.

     2.     SALE AND PURCHASE: The Stockholder agrees to sell to the Company, and the Company agrees to purchase from the Stockholder and redeem, in installments, all of the shares of the Subject Stock at the price and on the terms and conditions hereinafter set forth. The obligation of the Company to purchase all of the shares of the Subject Stock from the Stockholder in accordance with the terms and conditions of this Agreement shall be deemed to be an accord in respect of the Company’s obligation to purchase or redeem and pay the Stated Redemption Amount in respect of the Subject Stock under the terms of the Designation of Rights, which accord shall only be satisfied by actual performance by the Company of each of its obligations under this Agreement and shall not represent a novation of obligations of the Company in respect of the Stated Redemption Amount or the Subject Stock.

     3.     PURCHASE PRICE FOR SUBJECT STOCK: The purchase price to be paid by the Company to the Stockholder for the Subject Stock shall be One Million Five Hundred Thousand Dollars ($1,500,000) (the “Purchase Price”) payable in installments, without interest, as follows:

		Number of Shares
		of Subject Stock
		to be Purchased
	Amount of	from and Delivered
Installment Due Date	Installment	by Stockholder

January 15, 2004	$50,000	333
February 15, 2004	$50,000	333
March 15, 2004	$50,000	334
April 15, 2004	$50,000	333
May 15, 2004	$50,000	333
June 15, 2004	$50,000	334
August 15, 2004	$50,000	333
September 15, 2004	$50,000	333
October 15, 2004	$50,000	334
November 15, 2004	$50,000	333
January 15, 2005	$50,000	333
February 15, 2005	$50,000	334
March 15, 2005	$50,000	333
April 15, 2005	$50,000	333
May 15, 2005	$50,000	334
June 15, 2005	$50,000	333
August 15, 2005	$50,000	333
September 15, 2005	$50,000	334
October 15, 2005	$50,000	333
November 15, 2005	$50,000	333
January 15, 2006	$50,000	334

		Number of Shares
		of Subject Stock
		to be Purchased
	Amount of	from and Delivered
Installment Due Date	Installment	by Stockholder

February 15, 2006	$50,000	333
March 15, 2006	$50,000	333
April 15, 2006	$50,000	334
May 15, 2006	$50,000	333
June 15, 2006	$50,000	333
August 15, 2006	$50,000	334
September 15, 2006	$50,000	333
October 15, 2006	$50,000	333
November 15, 2006	$50,000	334

provided, however, that if the making of any such installment payment would (a) constitute a breach or default, or cause the Company to be in breach or default, under any agreement relating to its obligations to Harris Bank (individually and as agent for other lenders) (or any lending institution which replaces Harris Bank as the Company’s principal lender) for borrowed money (a “Payment Default”), or (b) such payment cannot then be made under Section 14-2-640 of the Georgia Business Corporation Code (a “Statutory Default”), then such installment payment (the “Deferred Payment”) shall be deferred until the first such time as the Deferred Payment may be made without a Payment Default or a Statutory Default. In the event that the payment by the Company of any installment of the Purchase Price is to be deferred by the Company in accordance with this Section 3, the Company shall give written notice (a “Deferral Notice”) to the Stockholder at least five business days before the applicable Installment Due Date. The Deferred Payment shall bear interest at the rate of 12% per annum until the Deferred Payment is made in full, which interest shall be due and payable at the time the Deferred Payment is made. In no event, however, shall the payments to be made in respect of the Purchase Price under this Section 3 be deferred beyond January 15, 2007, at which time any unpaid amount of the Purchase Price, together with any unpaid amount of the interest payable in respect of Deferred Payments, shall be due and payable by the Company to the Stockholder in full irrespective of any Payment Default, but only if and to the extent that payment of a distribution to shareholders could then be made under Section 14-2-640 of the Georgia Business Corporation Code; provided, however, that in no such event shall the Company be deemed to be relieved of its obligation to make the payment to the Stockholder contemplated by Section 4 of this Agreement as a result of the Company’s failure to pay the Purchase Price and any interest payable in respect of Deferred Payments in full by January 15, 2007.

     4.     SURVIVAL OF STATED REDEMPTION AMOUNT: In the event that the Company has not paid the Purchase Price and any interest payable in respect of Deferred Payments in full by January 15, 2007, then the original obligation of the Company for purchase or redemption of the remaining Subject Stock to be purchased and payment of the Stated Redemption Amount therefor under the terms of the Designation of Rights shall survive and the Company shall be obligated to pay to the Stockholder on or before January 31, 2007, an amount in respect thereof determined as follows:

(A)	Total amount represented by installments of the Purchase Price not actually received from the Company by the Stockholder	x (B)	$10,000,000,	= (C)	Total amount due and payable to the Stockholder
$1,500,000

; provided, however, that if the Stockholder is required to return any installment of the Purchase Price previously paid by the Company for any reason, the amount so returned shall not be deemed to have been paid by the Company. The amount to be paid in respect of the Stated Redemption Amount so determined shall be due and payable by the Company to the Stockholder on or before January 31, 2007, but only if and to the extent that payment of a distribution to shareholders could then be made under Section 14-2-640 of the Georgia Business Corporation Code; provided, however, that in no such event shall the Company be deemed to be relieved of its obligation to make the payment to the Stockholder contemplated by this Section 4 but for the foregoing clause and such payment shall be made in full, together with interest at the rate of 12% per annum from December 31, 2006 until the amount payable under this Section 4 is paid in full, at the first such time as payment of a distribution to shareholders in such amount could be made under Section 14-2-640 of the Georgia Business Corporation Code. Costs and expenses incurred by the Stockholder in collecting the amount due under this Section 4, including reasonable attorneys’ fees, shall be payable to the Stockholder by the Company.

     5.     DELIVERY OF SUBJECT STOCK: Upon receipt of each payment of an installment of the Purchase Price specified in Section 3 of this Agreement, the Company shall be deemed to have purchased and redeemed the number of shares of the Subject Stock specified in Section 3 in respect of such installment, and the Stockholder shall deliver to the Company one or more certificates evidencing such number of shares, together with a duly executed stock power authorizing the transfer of such shares to the Company. The shares shall be delivered free and clear of any liens or encumbrances of any kind.

     6.     REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER: The Stockholder hereby represents and warrants to the Company that:

          (a) As of the date of this Agreement, the Stockholder is the sole beneficial owner and holder of record all of the shares of the Subject Stock, and such shares are free and clear of any liens or encumbrances of any kind.

          (b) The Stockholder is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio and has full corporate power and authority to conduct its business as it is now being conducted.

          (c) The Stockholder has full corporate power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly approved and authorized by all requisite corporate action.

          (d) Neither the execution and delivery by the Stockholder of this Agreement nor the performance by the Stockholder of its obligations hereunder will, directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with or result in a violation of any provision of the articles of incorporation, code of regulations or other organizational documents of the Stockholder, each as amended to date, or any resolution adopted by the board of directors (or any committee thereof) or the shareholders of the Stockholder; (ii) require any approval or consent of, or filing with, any agency, authority, body, board, commission, court, instrumentality, legislature or office of any nature whatsoever of any federal, state, county, district, municipal, city, foreign or other government or quasi-government unit or political subdivision (“Governmental Authority”) or any other person, other than such approvals, consents and filings which have been obtained or made prior to the Effective Date; (iii) contravene, conflict with, or result in any breach or violation of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of any material agreement to which the Stockholder is a party or by which the Stockholder or its property or assets may be bound; and (iv) violate any statute, ordinance, bylaw, code, rule, regulation, restriction, permit, judgment, order, writ, injunction, decree, determination or award of any Governmental Authority (“Legal Requirements”) to which the Stockholder or any of its property or assets may be subject.

          (e) This Agreement constitutes the valid and legally binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms.

          (f) The Stockholder has been furnished all information concerning the assets, operations, business prospects and financial condition of the Company requested by the Stockholder and been given the opportunity to ask questions of the Company about the same.

     7.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company hereby represents and warrants to the Stockholder that:

          (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Georgia. The Company has full corporate power and authority to conduct its business as it is now being conducted.

          (b) The Company has full corporate power and authority to enter into, execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly approved and authorized by all requisite corporate action.

          (c) Neither the execution and delivery by the Company of this Agreement nor the performance by the Company of its obligations hereunder will, directly or indirectly (with or without notice or lapse of time or both): (i) contravene, conflict with or result in a violation of any provision of the articles of incorporation, bylaws or other organizational documents of the Company, each as amended to date, or any resolution adopted by the board of directors (or any committee thereof) or the shareholders of the Company; (ii) require any approval or consent of, or filing with, any Governmental Authority or any other person, other than such approvals, consents and filings which have been obtained or made prior to the Effective Date; (iii) contravene, conflict with or result in any breach or violation of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, any material agreement to which the Company is a party or by which the Company or its property or assets may be bound; and (iv) violate any Legal Requirement to which the Company or any of its property or assets may be subject, including, without limitation, the Georgia Business Corporation Code.

          (d) This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (e) The Company is able to pay its debts as they become due in the usual course of business and the Company is not the subject of any bankruptcy, receivership, custodianship or similar proceeding.

          (f) The consummation by the Company of the transactions contemplated by this Agreement will not (i) cause the total assets of the Company to be less than the sum of its total liabilities plus the amount which would be required to satisfy preferential shareholder rights upon dissolution of the Company; or (ii) render the Company unable to pay its debts as they become due in the usual course of business.

          (g) The Company is currently able to make the payments to the Stockholder contemplated by this Agreement in accordance with the terms hereof, and based on the Company’s good faith projections for the period during which payments are to be made by the Company to the Stockholder under the terms of this Agreement, the Company will be able to make the payments to the Stockholder contemplated by this Agreement in accordance with the terms hereof, in each case without the making of such payment(s) constituting a Payment Default or a Statutory Default.

          (h) The Company has access to the funds which will be required to satisfy its obligations under this Agreement.

          (i) The Company has furnished to the Stockholder all information concerning the assets, operations, business prospects and financial condition of the Company requested by the Stockholder and has truthfully answered all questions about the same asked by the Stockholder or its representatives.

     8.     DEFAULT: In the event of the default by the Company in the payment of any installment of the Purchase Price under Section 3 of this Agreement, as to which the Stockholder has not received a timely Deferral Notice, which default remains uncured for a period of 10 days after the Stockholder has given written notice to the Company of such default and with respect to which default the Company has not given the Stockholder a Deferral Notice within such period of ten days (the “Default Date”), then the original obligation of the Company for purchase or redemption of the remaining Subject Stock to be purchased and payment of the Stated

Redemption Amount therefor under the terms of the Designation of Rights shall survive and the Company shall be obligated to immediately pay to the Stockholder an amount in respect thereof determined as follows:

(A)	Total amount represented by installments of the Purchase Price not actually received from the Company by the Stockholder	x (B)	$10,000,000,	= (C)	Total amount due and payable to the Stockholder
$1,500,000

The amount to be paid in respect of the Stated Redemption Amount pursuant to this Section 8 shall be due and payable by the Company to the Stockholder, but only if and to the extent that payment of a distribution to shareholders could then be made under Section 14-2-640 of the Georgia Business Corporation Code; provided, however, that in no such event shall the Company be deemed to be relieved of its obligation to make the payment to the Stockholder contemplated by this Section 8 but for the foregoing clause and such payment shall be made in full at the first such time as payment of a distribution to shareholders in such amount could be made under Section 14-2-640 of the Georgia Business Corporation Code. Such amount shall bear interest at the rate of 12% per annum from the Default Date until such amount, together with such interest, is paid in full. Costs and expenses of collection incurred by the Stockholder, including reasonable attorneys’ fees, shall be payable to the Stockholder by the Company.

     9.     INDEMNIFICATION:

          (a) The Company shall indemnify, defend and hold harmless the Stockholder and its officers, directors, employees and agents (collectively, the “Worthington Indemnified Persons”) from, and will pay to the Worthington Indemnified Persons the amount of, any loss, liability, claim, damage, expense, fine or penalty (collectively, “Damages”) arising out of, resulting from or relating to, any breach by the Company of any representation or warranty of the Company pursuant to this Agreement or any failure by the Company to duly perform any covenant or obligation to be performed by the Company pursuant to this Agreement.

          (b) The Stockholder shall indemnify, defend and hold harmless the Company and its officers, directors, employees and agents (collectively, the “Morton Indemnified Persons”) from, and will pay to the Morton Indemnified Persons the amount of any Damages arising out of, resulting from or relating to any breach by the Stockholder of any representation or warranty of the Stockholder pursuant to this Agreement or any failure by the Stockholder to duly perform any covenant or obligation to be performed by the Stockholder pursuant to this Agreement.

     10.     BENEFIT; ASSIGNMENT: This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Neither the Company nor the Stockholder may assign this Agreement without the prior written consent of the other party; provided, however, that the Stockholder may assign this Agreement, in whole or in part, to any affiliate of Worthington Industries without any such consent, provided, however, that any such assignment shall not relieve the Stockholder of its obligations under this Agreement.

     11.     NO THIRD PARTY BENEFICIARY: The terms and provisions of this Agreement are intended solely for the benefit of the parties and their respective permitted successors and assigns, and are not intended to confer third-party beneficiary rights upon any other person.

     12.     FURTHER ACTIONS: Each of the parties hereto shall, upon the reasonable request of the other, execute, acknowledge and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement.

     13.     NOTICES: All notices and other communications which may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when received by telecopy, provided that the sender has retained a copy of the notice showing the date and time of receipt, (c) upon delivery by Federal Express, similar expedited delivery service or recognized courier, or (d) three days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the party to whom the notice or communication is being given, as follows:

If to Stockholder:	WI Products, Inc. Attn: Secretary 200 Old Wilson Bridge Road Columbus, Ohio 43085 Facsimile Number: (614) 840-3706

With copy to:	Elizabeth Turrell Farrar Vorys, Sater, Seymour and Pease LLP 52 East Gay Street Columbus, Ohio 43215 Facsimile Number: (614) 719-4708

If to the Company:	Morton Industrial Group, Inc. Attn: President 1021 W. Birchwood Morton, Illinois 61550 Facsimile Number: (309) 263-1841

With copy to:	Gene A. Petersen Husch & Eppenberger, LLC

401 Main Street, Suite 1400 Peoria, Illinois 61602 Facsimile Number: (309) 637-4928

     Either party hereto may change from time to time its address for notices and communications under this Agreement by notice given under the terms of this Section.

     14.     CHOICE OF LAW; SUBMISSION TO JURISDICTION: This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to such State’s conflict of laws rules (except that matters relating to the internal affairs of the Company shall be governed by Georgia law). Each of the parties, acting for itself and its successors and assigns, hereby expressly and irrevocably consents to the exclusive jurisdiction of the State and Federal Courts located in Columbus, Ohio for any litigation arising out of this Agreement and irrevocably waives, to the fullest extent permitted by law, any objection to such action based on forum non conveniens or any objection to venue of any such action.

     15.     WAIVER: No failure on the part of a party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of a party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. A party shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     16.     SEVERABILITY: If any term, condition or provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement, other than such term, condition or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

     17.     HEADINGS: The section headings contained in this Agreement are for convenience of the parties in reference only and are not intended to define or limit the contents of their sections.

     18.     ENTIRE AGREEMENT: This Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written statement duly executed by both of the parties or their permitted successors or assigns.

     19.     COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same Agreement.

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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their duly authorized officers to be effective as of the day and year first above written.

MORTON INDUSTRIAL GROUP, INC.

By:	/s/ William D. Morton

Name:	William D. Morton

Title:	Chairman

WI PRODUCTS, INC., f/k/a Worthington Custom Plastics, Inc.

By:	/s/ Dale T. Brinkman

Name:	Dale T. Brinkman

Title:	Secretary